EXHIBIT 32.2

CERTIFICATION PURSUANT TO RULE 13a-14(b) AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of Pacific Vegas Global Strategies, Inc. (the “Company”) on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard Wang, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, that:

(1)              The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 31, 2005	/s/ RICHARD WANG
Richard Wang
Chief Financial Officer